Exhibit 10.21

Purchase & Sale Agreement

Contract No.: 0913013

Seller:Tianjin BOAI Leechdom Technique Co., Ltd	Buyer: Tianjin Office of Sinopharm Holdings
Add: No.55, Miyun Road, Nankai District, Tianjin	Add: No.1, Dalian Avenue, Heping district, Tianjin

Representative:	Representative:
Tel.	Tel.
Fax:	Fax: 022-23116459 23116455 23116546
Zip Code:	Zip Code: 300040
Bank:	Bank: Binjiang Branch of Tianjin Branch, Communication Bank
Account No.:	Account No.: 066040018001110010

Bothe parties have reached the following agreement through friendly consultation:

1. Drug name and price:

Drug name and specification	Unit	Quantity	Unit price (include tax)	Amount
All kinds of products				20,000,000.00

Total amount: 20,000,000.00           In capital:

Actual settlement is based on the quantity and unit price of the good that the buyer actually received.

2. Payment method: T/T CHECK BILL OF EXCHANGE D/A COLLECTION

3. Delivery method: CHINA RAILWAY EXPRESS
                                    Air Transportation EMS
                                    Motor Transportation
                                    Other

4. Traveling time:

5. Delivery Place: Tianjin logistics Co., LTD of Sinopharm Holdings
                                 No. 53, East Eight Road, Tianjin Airport Industrial Park
                                 Zip code: 300300

6. Delivery: According to the contract, the seller responsible for the delivery and bear the related expenses. The buyer has the right to reject the unqualified goods, and the seller should bear the related loss, the goods can be changed or returned unconditional.

7. Quality:

The seller should offer the effective documents approved and issued by the National pharmaceutical supervisory and administrative departments and Industry and commerce administration department to the buyer; and the seller should supply any documents that the buyer requires.

The product quality should comply with the National Formulary, the drug standard stipulated by the government and related quality requirement.

The drug inspection report should be send with the drug, the whole-packaged drug should be attached with qualification certificate.

Imported drug should comply with the “Drug import Act”, the copies of “Import drugs registration certificate” and “Imported Drug Inspection Report” or the “Import Pharmaceuticals Customs Form” should be offered and sealed.

The drug delivered by the seller should comply with the quality requirement, the package should be solid. The drug delivery condition should comply tithe related requirements.

8. Settlement of faulty goods: The seller should take the full responsibility for the negative effect caused by the quality problem,; the seller also responsible for settle the unmarketable goods; for the effective date of the goods delivered by the seller, please refer to “Supplier’s manual of Tianjin Office of Sinopharm Holdings”, the buyer has the right to reject the unqualified products, and the seller should responsible for all negative effect.

9. Contract term: The contract will be effect upon both parties sign and seal. The copy or the fax after the parties signed has the same legal effect. If the fax or the copy does not comply with the original document, the original contract held by parties shall prevail. The contract can not be changed if parties do not confirm. The seller should timely notify the buyer if the contract can not be carried out on time, otherwise the seller should pay 3% of contract value as the penalty.

10. Dispute settlement and applicable laws: If the dispute cannot be settled after negotiation, either party can be brought to the local court proceedings. The contract is comply with the law of P.R.C.

11. The unaccomplished matter should be carried out based on “Supplier’s manual of Tianjin Office of Sinopharm Holdings”.

12. Other:

Seller(seal)	Buyer(seal):
Representative (signature)	Representative (signature)
Date:	Date: